EXHIBIT 23.2
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[GRAPHIC OMITTED]
[LOGO - KPMG]

         KPMG LLP
         CHARTERED ACCOUNTANTS                     Telephone     (416) 228-7000
         Yonge Corporate Centre                    Telefax       (416) 228-7123
         4100 Yonge Street Suite 200               www.kpmg.ca
         North York ON M2P 2H3
         Canada



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Vasogen Inc


We consent to incorporation by reference in the registration statement in respect of the Company's share and stock option plans on Form S-8 dated May 20, 2004 of our reports dated December 23, 2003, with respect to the consolidated balance sheets of Vasogen Inc. as at November 30, 2003 and November 30, 2002 and the related consolidated statements of operations and deficit and cash flows for each of the years in the three year period ended November 30, 2003 and for the period from December 1, 1987 to November 30, 2003, and Comments by Auditors for United States Readers on Canada - United States Reporting Difference, which reports appear in the Form 6-K of Vasogen Inc. dated February 9, 2004.


/s/ KPMG LLP


Toronto, Canada
May 20, 2004